THE UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

The Boston Beer Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-14092	04-3284048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Design Center Place Suite 850
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 368-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock. $0.01 par value	SAM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2023, the Company’s Board of Directors, acting in accordance with its authority under the Company’s By-Laws, appointed Cynthia L. Swanson as a Class B Director of the Company. The appointment will be effective as of July 1, 2023, at which time Ms. Swanson will also be appointed to serve on the Audit Committee in place of Director Julio N. Nemeth, and on the Compensation Committee in place of Director Jean-Michel Valette. Mr. Nemeth and Mr. Valette were temporarily appointed to those committees on May 18, 2023 in anticipation of a new Director filling those roles once appointed.

Ms. Swanson’s appointment fills the vacancy created by the decision of former Class B Director Michael M. Lynton to not stand for reelection at the Company’s May 17, 2023 Annual Meeting of Stockholders. She will serve until the next Annual Meeting of Stockholders or until her successor is appointed. The Company anticipates that she will be a candidate for reelection as a Class B Director at the next Annual Meeting of Stockholders in 2024.

Now retired, Ms. Swanson has over thirty years of senior financial management experience in the beverage industry. From 1991 to 2020, she served in several senior roles with PepsiCo, a multinational food, snack, and beverage company headquartered in Purchase, New York. Most recently she served as Chief Financial Officer of PepsiCo Europe and Sub Sahara Africa from January 2017 to March 2020, a role that was based in Geneva, Switzerland. Prior to that, she served as Chief Financial Officer of PepsiCo Americas Beverages from September 2005 to December 2016; Senior Vice President of PepsiCo Global Mergers, Acquisitions & Merger Integration from 2002 to 2005; Chief Financial Officer Frito-Lay International Latin America, Asia Pacific & Australia Division from 2000 to 2002; and Vice President and Chief Financial Officer of Pepsi-Cola International Central Europe Region from 1993 to 1999. From 2013 to 2016, Ms. Swanson served on the Board of Directors of Women In Need, Inc., a non-profit organization aiming to break the cycle of homelessness for women and their children in New York, New York. The Board of Directors anticipates that her significant financial experience in the beverage industry will help shape the Company’s overall financial and operational strategies going forward.

Ms. Swanson’s compensation for services as a Director will be consistent with that of the Company’s other non-employee Directors, as described in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2023 and the Company’s Proxy Statement filed on April 6, 2023. There are no other arrangements or understandings between Ms. Swanson and any other person pursuant to which she was elected as a director, and she is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Swanson is independent as determined in accordance with the New York Stock Exchange and Securities and Exchange Commission director independence standards.

Boardspan Inc., a leading provider of board and governance expertise through cloud-based and traditional advisory services, advised the Company on the appointment of Ms. Swanson.

The Company issued a press release regarding the hiring of Mr. Hodges, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description

99.1	Press Release announcing appointment of Cynthia K. Swanson, dated June 27, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

Date:	June 27, 2023	By:	/s/ David A. Burwick
Name: David A. Burwick Title: President & Chief Executive Officer